Exhibit 10.1

ESCROW AGREEMENT

This Agreement, dated November 17, 2011 by and between Full Throttle Indoor Kart Racing, Inc., (hereinafter referred to as "Issuer") and Land Title Guarantee Company (hereinafter referred to as the "Depository"). The Depository is located at 5975 Greenwood Plaza Blvd., Suite 125, Greenwood Village, CO 80111.

The Issuer warrants that it has applied for authority from the Commissioner of Securities of the State of Colorado to sell certain securities and the Issuer intends that if it is unable to sell securities in the sum of $1,900,000 by XXXX XX, 2011, (the "Closing Date") the offering shall be terminated and the proceeds paid in by each of the subscribers shall be returned to them pursuant to this Agreement.

The Depository is willing to act as the depository hereunder.

In consideration of the mutual covenants and of other good and valuable consideration the parties agree as follows:

1.  The Issuer shall deposit all monies received from the sale of securities in a special impound account in the depository to be designated the " Land Title as Escrow Agent for Full Throttle Indoor Kart Racing Inc." (the "Impound Account"). The Issuer and its agents shall cause all checks received by it for the payment of securities to be made payable to the Depository Impound Account. The Issuer agrees to include with the deposits made in the Impound Account a copy of each subscription agreement which shall include the name, address and social security or other tax identification number of each Subscriber and the date and amount of each subscription. All funds so deposited shall be held in escrow by the Depository and shall not be subject to judgment or creditors' claims against the Issuer unless and until released to said Issuer in accordance with the Agreement.

2.  Unless the Commissioner directs to the contrary the funds deposited in the Impound Account may be invested as directed by the Issuer in bank certificates of deposit, United States government obligations or placed in an interest bearing savings account.

3.  The Depository shall return deposits in the form of checks that fail to clear the bank, upon which they are drawn, together with the related subscription agreement, to the Subscriber. A copy thereof shall be sent to the company.

4.  If, on or before the Closing Date, the funds deposited in the Impound Account amount to or exceed $1,900,000 (The Minimum Subscription) the Depository shall pay such funds and all other funds deposited thereafter to the Issuer.

5.  Upon receipt by the Depository of written notification signed by the Issuer advising that it was unable to sell the Minimum Subscription within the specific offering period the funds deposited in the Impound Account shall be returned by the Depository to the Subscribers according to the amount each contributed.  Depository costs and fees will be paid by the Issuer.

6.  This Impound Agreement shall terminate upon the disbursement of funds pursuant to Paragraphs 4 or 5 provided, however, the Issuer may abandon the public offering. Upon the receipt of a letter from the Issuer stating that the offering has been abandoned, the Depository is authorized to return the monies received hereunder to the subscribers according to the amount each subscriber contributed without interest.  Depository costs and fees shall be paid by the Issuer.  This Agreement shall terminate upon said distribution.

7.  The sole duty of the Depository other than as herein specified shall be to establish and maintain the Impound Account and receive and hold the funds deposited by the Company pursuant to all applicable securities laws and regulations.

8.  The Issuer acknowledges that the Depository is performing the limited function of Depository and that this fact in no way means the Depository has passed in any way upon the merits or qualifications of or has recommended or given approval to any person, security or transaction.

9.  The terms and conditions of this Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If for any reason the Depository named herein should be unable or unwilling to continue as such depository then the Company may substitute, with the consent of the Commissioner, another person to serve as Depository.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the above date.

Full Throttle Indoor Kart Racing, Inc.	Land Guarantee Title Company
/s/ Richard Herrera,	/s/ Paul Holloway
Richard Herrera, President	Paul Holloway
Title	Long Term Escrow Officer